77Q1(e)(4)


Subadvisory Agreement between American Century Investment Management, Inc. and Arrowpoint Asset Management LLC, effective as of March 17, 2015 (filed electronically as Exhibit d9 to Post-Effective Amendment No. 71 to the Registration Statement of the Registrant on May 7, 2015, File
No. 33-64872, and incorporated herein by reference.)